Exhibit 10.1

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.  Such portions are marked “[*]” in this document; they have been filed separately with the Commission.

H37813

CONTRACT

BETWEEN

GLOBALSTAR, INC.

AND

HUGHES NETWORK SYSTEMS, LLC

FOR

RADIO ACCESS NETWORK (RAN)

AND USER TERMINAL SUBSYSTEM

CONTRACT NUMBER GINC-C-08-0390

i

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

ii

Contract for Radio Access Network (RAN) and User Terminal Subsystem

H37813 (3/08)

This is a Contract between Hughes Network Systems LLC, a limited liability company organized under the laws of Delaware (hereinafter referred to as the “Contractor”) with its principal place of business at 11717 Exploration Lane Germantown, Maryland 20876 USA, and Globalstar, Inc., a company incorporated under the laws of Delaware with its principal place of business at 461 South Milpitas Boulevard, Milpitas, California 95035 (hereinafter referred to as “Globalstar” or “Customer”).  As used herein, Contractor and Globalstar may each be referred to individually as a “Party” and collectively as the “Parties”.

The effective date of this Contract (“EDC”) is 1 May 2008.

Article 1.               Scope of Work

A.           The Contractor shall deliver the Radio Access Network (RAN) and the User Terminal Subsystem comprised of the Satellite Air Interface Chip and the Remote Terminal Diagnostic Monitor in accordance with all the requirements of this Contract, including Exhibit A hereto, entitled Statement of Work, Exhibit B1 hereto, entitled System Technical Specification, Exhibit B2 hereto, entitled Gateway Technical Specification, Exhibit B3 hereto, entitled User Terminal (UT) Subsystem Technical Specification, Exhibit C entitled Pricing Schedule and Payment Plan, Exhibit D entitled Hardware Warranty and Software Maintenance Services and the Contract Articles of this document.  (Exhibits B1, B2 and B3 are collectively referred to herein as “Exhibit B, Technical Specifications”).

B.             The Contract, including all Exhibits hereto, sets out the requirements to be performed by Contractor to implement the RAN and UT Subsystem, hereinafter referred to as “the Work”.

Article 2.               Delivery by Contractor

A.           The items to be delivered by Contractor pursuant to this Contract shall be as described in Exhibit A hereto, entitled Statement of Work, according to INCOTERMS 2000, Ex Works Contractor’s facilities at Germantown, Maryland, USA.

B.             The delivery location shall be as defined in Exhibit A hereto, entitled Statement of Work and all deliverable items shall be delivered in accordance with Article 3 hereto, entitled Performance Schedule in accordance with Exhibit A hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications.

C.             Any change to the delivery locations specified in Exhibit A hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications shall constitute a contract change in accordance with Article 25 hereto, entitled Changes.

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Article 3.               Performance Schedule

The Work, as defined in Article 1 hereto, entitled Scope of Work and as set out in Exhibit A hereto, entitled Statement of Work shall be performed in accordance with the schedule detailed in Exhibit A hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications.  Such schedule shall be adjusted on an equitable basis in respect of any delays attributable to any events of excusable delay referenced in Article 20 of this Contract or delays by Globalstar in acting or performing as required under this Contract including any delay or failure to furnish the required equipment or property pursuant to Article 15 of this Contract or any delay by Globalstar in making the non-Contractor provided elements of the Globalstar System (as defined in Article 11), including the satellites, available for testing as required by this Contract.

Article 4.               Price

The total Contract Value shall be a firm fixed-price One Hundred Million Eight Hundred Eleven Thousand Two Hundred Twenty ($100,811,220) United States Dollars for the Work which may be amended from time to time in accordance with this Contract.  The pricing details and payment plan are set forth in Exhibit C hereto, entitled Pricing Schedule and Payment Plan.

Article 5.               Inspection and Acceptance

A.           All deliverable items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, and Contractor’s entitlement to the price specified in Article 4 hereof, entitled Price, shall be subject to inspection and acceptance of such items by Globalstar in accordance with this Article 5 and the relevant sections of  Exhibit A, entitled Statement of Work.

B.             Inspection and acceptance testing shall be in accordance with the procedures and requirements specified in Exhibit A hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications.  If the Work fails to pass the relevant acceptance test Contractor shall reperform the Work or repair or replace any deliverable item as is necessary to correct the problem at which time the relevant acceptance test shall be repeated.  The foregoing process shall be repeated as necessary until the relevant acceptance test has been successfully completed in accordance with Section 6 of Exhibit A hereto, entitled Statement of Work.  Upon completion of the relevant acceptance test Contractor shall provide Globalstar with a written acceptance test report in accordance with Section 6 of Exhibit A hereto, entitled Statement of Work.  Globalstar shall notify Contractor of its acceptance or rejection of the relevant Work within fifteen (15) working days after delivery or, if applicable, upon completion of the relevant acceptance test report.  In the event that no such notice is received by Contractor from Globalstar within said fifteen (15) working day period, such Work shall be deemed to be accepted by Globalstar.

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C.             Provisional Acceptance of RAN.  Provisional Acceptance shall occur upon successful completion of SySAT testing in accordance with Section 6.5 of Exhibit A hereto, entitled Statement of Work.  Provisional Acceptance shall be deemed to occur if either (i) no confirmation that SySAT testing is successfully completed is received by Contractor from Globalstar within fifteen (15) working days of receipt by Globalstar of the test report or (ii) at any time prior to the completion of SYSAT testing Globalstar puts the relevant deliverables into commercial service.

D.    Final Acceptance of RAN.  Promptly after Provisional Acceptance, the Contractor and Globalstar shall mutually generate and agree to a punch list of items required to fix any faults or bugs which would prevent the RAN from entering commercial service.  Globalstar may add RAN related punch list items during its own pre-commercial service system testing commencing after SySAT upon mutual agreement with Contractor.  The Contractor shall then work to close out and document all such punch list items as expeditiously as possible.  Once such punch list items are resolved and documented, Globalstar shall review and either accept or comment on these punch list items within fifteen (15) working days.  Final Acceptance shall occur upon confirmation by Globalstar of closure of all punch list items.  Final Acceptance shall be deemed to occur if either (i) no rejection or confirmation is received by Contractor from Globalstar within said fifteen (15) working day period or (ii) Globalstar puts the relevant deliverables into commercial service.  Faults or bugs that do not rise to the level of punch list items shall be promptly resolved by Contractor pursuant to the warranty provisions of this Contract.

E.              Provisional Acceptance of User Terminal Subsystem.  Provisional Acceptance shall occur upon successful completion of User Subsystem Acceptance testing in accordance with Section 6.6.2 of Exhibit A hereto, entitled Statement of Work.  Provisional Acceptance shall be deemed to occur if either (i) no confirmation that User Subsystem Acceptance testing is successfully completed is received by Contractor from Globalstar within fifteen (15) working days of receipt by Globalstar of the test report or (ii) at any time prior to the completion of User Subsystem Acceptance testing Globalstar puts the relevant deliverables into commercial service.

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F.              Final Acceptance of User Terminal Subsystem.  Promptly after Provisional Acceptance, the Contractor and Globalstar shall mutually generate and agree to a punch list of items required to fix any faults or bugs which would prevent the Satellite Air Interface Chip from being released into production.  Additionally the Contractor and Globalstar shall mutually generate and agree to a punch list of items required to fix any faults or bugs which would prevent the RTDM from being usable by Globalstar.  The Contractor shall then work to close out and document all such punch list items as expeditiously as possible.  Once such punch list items are resolved and documented, Globalstar shall review and either accept or comment on these punch list items within fifteen (15) working days.  Final Acceptance shall occur upon confirmation by Globalstar of closure of all punch list items.  Final Acceptance shall be deemed to occur if either (i) no rejection or confirmation is received by Contractor from Globalstar within said fifteen (15) working day period or (ii) Globalstar puts the relevant deliverables into commercial service.  Faults or bugs that do not rise to the level of punch list items shall be promptly resolved by Contractor pursuant to the warranty provisions of this Contract.

Article 6.                                            Taxes and Duties

Globalstar shall be responsible for all sales and use taxes and export or import duties or value-added taxes or similar charges under any present or future national, federal, state, or local laws which may arise and which become due by reason of the performance of the Work under this Contract or any Subcontract hereunder and by reason of the supply of any Globalstar equipment or other Globalstar property to Contractor.  Globalstar will pay and discharge, either directly to the governmental agency or as billed by Contractor, the foregoing taxes, duties and charges.

Article 7.                                            Payment Terms

A.           The price referred to in Article 4 hereof, entitled Price, shall be paid by Globalstar in accordance with Exhibit C hereto, entitled Pricing Schedule and Payment Plan, and with the terms of this Article.

B.            With respect to each amount specified in Exhibit C hereto entitled Pricing Schedule and Payment Plan, Contractor shall submit an invoice to Globalstar when the relevant milestone has been completed.  Each invoice shall contain or be accompanied by a written certification from Contractor that the milestone event has been completed.

C.            Globalstar shall pay each amount within thirty (30) days after Globalstar receives the invoice and certification referred to in paragraph B of this Article 7 provided, however, that if Globalstar reasonably concludes that the requirements for such milestone event (as set forth herein) have not been fulfilled, then Globalstar shall so notify Contractor in writing, including a description of Globalstar’s basis for asserting that the milestone event has not been fulfilled.  In such event the

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applicable payment shall not be made until within thirty (30) days after Globalstar has determined that the requirements for such milestone event have been fulfilled.

Unless otherwise notified in writing by Contractor, all transfers of funds to Contractor in accordance with this Contract shall be sent by wire transfer to the following bank account:

[*]

D.            All invoices shall be submitted by email to [*] with email copy to Globalstar employees to be identified at a later date.

E.              Any payment due from Globalstar shall be deemed to have been paid when the funds are disbursed from Globalstar’s bank into Contractor’s bank account referenced above.  If any payment is due on any day that is not a business day, such payment shall be due on the succeeding business day.  A late payment charge, at an annual rate of [*], will be applied to any payment not received by the due date thereof.

F.              Invoicing by Contractor and payment for an early completion of a milestone is subject to Globalstar’s prior written approval.

Article 8.                                            Contractor Deliverables, Title and Assumption of Risk

A.           Title to all deliverable items specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall pass to Globalstar upon delivery Ex Works.  The Contractor warrants to Globalstar that it has and will deliver good title to all such deliverable items, free from any claim, lien, pledge, mortgage, security interest, or other encumbrances, including, but not by way of limitation, those arising out of the performance of the Work.

B.            With respect to each such deliverable item, the risk of loss or damage shall be borne by Contractor up to the time of delivery into Globalstar’s custody pursuant to Article 2 hereof, entitled Delivery by Contractor.  After such delivery, Globalstar shall bear the risk of loss or damage, save for any loss or damage caused by Contractor or any of its subcontractors.

C.            Notwithstanding the passing of title or documents and reports, Globalstar’s rights to use the information contained therein shall be subject to Article 11 hereof, entitled Intellectual Property Rights.

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Article 9.                                            Warranty and Support

A.           Notwithstanding any prior inspection or acceptance by Globalstar, Contractor warrants that:

(1)          All deliverable equipment specified in Paragraph A of Article 2 hereof, entitled Delivery by Contractor, shall be in new or like new condition when first delivered to Globalstar and free from any defects in materials, workmanship and design;

(2)          All services shall be performed in a skillful and workmanlike manner consistent with the best practices of the industry; and

(3)          Deliverable items, including hardware, software, firmware, services and documentation shall conform to the requirements specified in this Contract, including Exhibit A entitled Statement of Work and Exhibit B entitled Technical Specifications.

B.            Exhibit D hereto contains a detailed SOW with regard to the hardware warranty and software maintenance services.  The hardware warranty and software maintenance services obligations provided herein shall run, unless extended in accordance with Article 30 hereof, for the relevant periods specified in Section 10 of Exhibit A hereto entitled Statement of Work.

C.            In the event of defective or non-conforming Work, whether equipment, services, software, reports or otherwise, Globalstar shall notify Contractor in writing that the Work is non-conforming.  Such notice may be given after commencement of the warranty period specified below.  In either case, the notice shall identify those particulars in which the Work fails to conform. Globalstar shall have the following remedies:

(1)          Globalstar may require Contractor to correct or replace the defective or non-conforming Work at Contractor’s expense.  The decision whether the non-conforming Work is to be corrected or replaced shall be at Contractor’s option.  If Contractor does not correct or replace the Work within a reasonable period after notification from Globalstar, or if Contractor fails to do so effectively, Globalstar may have the correction or replacement undertaken by a third party, in which case Contractor shall reimburse Globalstar for all direct reprocurement costs reasonably and actually incurred by Globalstar.

(2)          Globalstar may elect not to have the defective or non-conforming Work corrected or replaced, in which case the Parties shall in good faith negotiate an equitable reduction in the price and, to the extent Globalstar has already made payments in excess of the reduced price, Contractor shall promptly refund that amount.

Transportation and insurance costs for defective parts returned to the Contractor shall be at Globalstar’s charge and transportation and insurance costs for parts replaced or repaired by the Contractor shall be at Contractor’s charge.

In the event an on-site intervention is needed (e.g., fault cannot be located remotely by the Contractor or failure of a non-replaceable unit), the Contractor shall upon request provide on-site support at Globalstar’s additional cost in accordance with the time and

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materials pricing set forth in Exhibit C hereto entitled Pricing Schedule and Payment Plan.

D.    Any corrections or replacements made pursuant to this Article 9 shall be subject to Article 8 hereof, entitled Contractor Deliverables, Title and Assumption of Risk.  With respect to any component that is corrected or replaced, the warranty period specified in this Article shall be suspended from the date of notification of the defect by Globalstar and shall recommence upon the date of satisfactory completion of the correction or replacement for the unexpired portion of the warranty period.  Where such correction or replacement renders the Work or any part thereof non-functional, the warranty period shall be similarly extended for the Work or any part thereof.  Notwithstanding the foregoing, any component that is corrected or replaced shall have a warranty period that is the greater of three (3) months or the unexpired portion of the warranty period.

E.     The rights and remedies of Globalstar provided in this Article 9 shall be in addition to, and without prejudice to, or forfeiture of, any other rights and remedies Globalstar may have under this Contract (including, but not limited, to any warranty and maintenance plan) or at law or equity.

F.     Except as specifically set forth in this Contract, Contractor neither makes nor assumes any liability under any warranties (whether express, implied, or statutory) on or with respect to Contractor deliverables and services to be provided under this Contract, including, without limitation, any implied conditions or warranties of merchantability or fitness for a particular purpose.

G.    Notwithstanding the foregoing, Contractor shall not be obligated to provide the warranty services set forth herein if Globalstar has not satisfied all payment obligations due and outstanding as of the date of any claim by Globalstar under the above warranty.  If Globalstar has due but unpaid obligations, Contractor may, at its sole discretion and without liability to Contractor, in addition to demanding that Globalstar fulfills all payment obligations contained herein:  (i) demand full payment for any repairs of Work covered by the warranty at Contractor’s standard out-of-warranty rates;  (ii) reject Work sent for repairs;  or (iii) hold any Work sent for repairs until Globalstar fulfills all payment obligations contained herein.  None of the foregoing options elected by Contractor shall result in an increase in the duration of the warranty period.

Article 10.                                     Access to Work in Progress

A.    To the extent necessary to implement this Article, Contractor shall pass through the provisions hereof into all subcontracts with suppliers of critical path items.

B.    The Contractor shall provide for design and progress review meetings with Globalstar, and submit reports and documentation, in accordance with Exhibit A

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hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications.

C.            Globalstar shall have the right, at all reasonable times during the performance of this Contract, to monitor the Work in progress at the plants of Contractor, provided that Globalstar gives reasonable notice to Contractor.  Visits shall be on a non-interfering basis subject to Contractor’s standard security and confidentiality procedures.

Article 11.                                     Intellectual Property Rights

A.           Definitions

As used in this Contract, the following terms shall have the definitions indicated:

(1)         “Contractor Background IP” means all IP owned or controlled by Contractor as of EDC, and all IP conceived or developed by Contractor after EDC (other than in performance under this Contract), which is incorporated in or necessary for the use (as provided for herein) of the deliverable items being provided pursuant to this Contract.

(2)         “Contractor Foreground IP” means all IP conceived or developed by or on behalf of Contractor arising from Contractor’s performance under this Contract, which is incorporated in or necessary for the use of  (as provided for herein) the deliverable items being provided pursuant to this Contract.

(3)         “Gateway System” means the Radio Access Network and other network deliverables (other than the Satellite Air Interface Chips) being developed and provided by Contractor pursuant to this Contract.

(4)         “Globalstar IP” means all IP owned or controlled by Globalstar identified, without limitation, as being “granted” as set forth in Exhibit E hereto entitled Globalstar Patent Portfolio, and all IP conceived and developed by Globalstar after EDC, the use of which is necessary for Contractor’s performance under this Contract.

(5)         “Globalstar System” means the system including satellites, Gateway System, ground control network, network control centers and User Terminals operated by Globalstar to provide low earth orbit satellite based wireless telecommunication services worldwide.

(6)      “Intellectual Property” or “IP” means all information, data and technology (including all ideas, discoveries, inventions, methods, techniques and processes, designs, improvements and innovations, all specifications, requirements, software and other works of authorship (including documentation such as manuals, drawings and documents), and all know-how), whether or not patentable and whether or not reduced to practice, and all associated rights in and to any patents and patent applications, copyrights and trade secrets, and all other intellectual and industrial

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property rights and all forms of protection of any similar nature (including all such rights in software) which may subsist in any part of the world for the full term of such rights including any extension to the term of such rights.

(7)         “Joint IP” means all IP conceived and developed through material contributions by both Contractor and Globalstar in performance under this Contract.

(8)         “User Terminal” means a mobile satellite terminal used for subscriber communication over the Globalstar satellite network.

(9)         “Satellite Air Interface Chip(s)” means the chip(s) being developed by Contractor pursuant to this Contract that will make up the satellite baseband portion of the User Terminal.

B.             Ownership of Intellectual Property Rights

(1)          All Contractor Background IP shall remain the sole and exclusive property of Contractor.

(2)          All Globalstar IP shall remain and be the sole and exclusive property of Globalstar.

(3)          All Contractor Foreground IP shall be exclusively owned by Contractor.

(4)          All Joint IP shall be jointly owned by the Parties. Joint ownership shall mean each Party having an equal, undivided interest in and to the Joint IP, without any obligation of notice or accounting to the other Party.

C.             License Rights

(1)          Grant by Contractor:  Subject to fulfillment by Globalstar of its obligations under this Contract, Contractor hereby grants to Globalstar a worldwide, non-exclusive, perpetual, irrevocable, non-transferable, non-assignable, fully paid-up license to use, duplicate (technical data, software in executable form and documentation) and disclose:  (i) the Contractor Background IP and the Contractor Foreground IP associated with the Gateway System solely for the purposes of the use, operation and maintenance of the Globalstar System and (ii) the Contractor Background IP and the Contractor Foreground IP associated with the Satellite Air Interface Chips solely for the purposes of the incorporation of the Satellite Air Interface Chips into User Terminals, and the manufacture, use, sale, offer for sale, importation, maintenance and support of User Terminals (provided such User Terminals include Satellite Air Interface Chips provided by or on behalf of Contractor pursuant to this Contract).  The foregoing license rights include the right of Globalstar to sublicense to third parties and to contract with a third party for the purposes set forth in items (i) and (ii) above.

(2)          Grant by Globalstar:  Globalstar hereby grants to Contractor a worldwide, non-exclusive, perpetual, irrevocable, non-transferrable, non-assignable,

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non-sublicensable, fully paid-up right and license to use and have used the Globalstar IP for the sole and exclusive purpose of performing under this Contract.

(3)          Satellite Air Interface Chip Software and Firmware License Option:  If  Globalstar exercises the Satellite Air Interface Chip Software and Firmware License Option referenced in Exhibit C, in consideration of  the payment by Globalstar of the license fees referenced below and subject to Globalstar being not in breach of Contract, Contractor shall grant to Globalstar a worldwide, non-exclusive, perpetual, irrevocable (except in the event Globalstar fails to pay the license fees referenced below), non-transferable, non-assignable right and license to use the Satellite Air Interface Chip software and firmware and Interface Documentation developed by Contractor under this Contract on an “as is” basis solely for the purpose of incorporating such Satellite Air Interface Chip software and firmware in a third party designed and manufactured satellite air interface chip.  For the purposes hereof “Interface Documentation” shall mean all documents necessary for incorporating the Satellite Air Interface Chip software and firmware in a third party designed and manufactured satellite air interface chip.  Contractor and Globalstar shall enter into a separate mutually agreed license agreement in the event this option is exercised.  Such license agreement shall be consistent with the terms of this Contract and shall include, without limitation, customary provisions relating to reporting, record keeping and audit rights.  The applicable license fees are specified in Exhibit C.  This license grant shall become revocable if Globalstar fails to pay the license fees as required under this Contract.  For the avoidance of doubt,

(i)                                    such license shall only relate to Satellite Air Interface Chip software or firmware or Interface Documentation developed by Contractor hereunder and shall not include any rights to any third party commercial off the shelf software or firmware such as any operating system employed in the Satellite Air Interface Chip (including, without limitation, VxWorks);  and

(ii)                                 the foregoing license rights include the right of Globalstar to sublicense to third parties and to contract with a third party solely for the purpose of incorporating the Satellite Air Interface Chip software and firmware in a third party designed and manufactured satellite air interface chip.

D.            Escrow

(1)         Promptly upon Final Acceptance and subject to the Contractor having the rights to the source code, Contractor shall place copies of the source code for all software provided with or incorporated in the RAN and UT Subsystem (“Escrow Materials”) with a third party escrow agent (“Escrow Agent”), subject to the terms and conditions of an escrow service agreement between Globalstar, Contractor and the Escrow Agent (the “Escrow Services Agreement”) to be negotiated and entered into in good faith between Globalstar, Contractor and the Escrow Agent.

(2)          Release of the Escrow Materials to Globalstar shall be subject to the terms and conditions of the Escrow Services Agreement, and subject to the occurrence of

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certain agreed upon release conditions to be set forth therein (including the failure of Contractor to maintain and support the software pursuant to any maintenance and support obligations of Contractor under this Contract, the insolvency or bankruptcy of Contractor, or termination of this Contract by Globalstar for Contractor default in accordance with Article 18).

(3)          In the event of the undisputed occurrence of one or more of the release conditions to be set forth in the Escrow Services Agreement, Globalstar is hereby granted a perpetual, irrevocable, worldwide, non-exclusive, non-transferrable, fully paid-up license to use the Escrow Materials and the associated Contractor Background IP and Contractor Foreground IP for the sole purposes of the continued maintenance and support of the Gateway System (including the right to contract with a third party for such purposes).

(4)         Globalstar may select the escrow agent of its choice, subject to the written approval of Contractor, which shall not be unreasonably withheld, and Globalstar shall be responsible for all fees of the Escrow Agent under the Escrow Services Agreement.

Article 12.                                     Restriction of Hazardous Substances (“ROHS”)

A.           Deliverable Satellite Air Interface Chips shall comply with environmental standards required by Directive 2002/95/EC of the European Parliament and of the Council of 27 January 2003 on the restriction of the use of certain hazardous substances in electrical and electronic equipment (the “ROHS Directive”) including any amendments by Commission Decision, Joint Declaration of EU authorities and Directive 2003/108/EC of 8 December 2003 as well as any statute or statutory provision or subordinate legislation introduced or modified from time to time to implement such Directive into EU Member State Law.

B.            Contractor shall take all reasonable steps and exercise all due diligence needed to comply  with the ROHS Directive, including without limitation, utilizing only ROHS-compliant subcontractors, auditing of subcontractors for compliance, establishing quality assurance processes and procedures for compliance, and maintaining proper documentation of compliance.  At the earliest opportunity but in any case no later than shipment of the first Satellite Air Interface Chip, Contractor shall provide Globalstar with (a) Certificate of Compliance with the ROHS Directive;  and (b) Material Composition Declarations from suppliers in accordance with Forms IPC-1752-1 v1.0 and IPC-1752-2 v1.0.  Contractor shall keep records for traceability and compliance documentation purposes for at least five (5) years.

C.             Any Satellite Air Interface Chip that is determined to be noncompliant by proper EU national authorities is considered a defective product.  Contractor shall immediately, at the sole option of Globalstar, either (i) give full refund to Globalstar of the purchase price of any defective product or (ii) at no charge to Globalstar repair or replace any defective product with a compliant product.

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D.           Contractor shall defend, indemnify, release and hold harmless Globalstar from any and all third party claims and resulting costs, demands, fines, liabilities, loss penalties, arising out of or as a result of a breach of this clause.

E.             Upon request, Contractor will furnish to Globalstar, as soon as reasonably practical but in any event within 15 business days of such request, any information and assistance as Globalstar, in its reasonable opinion, requires to comply with Globalstar’s obligations under the ROHS Directive, including without limitation, the following:

(a)          information or evidence of compliance as may from time to time be required by any EU Member State Government relating to the Satellite Air Interface Chips;

(b)         Product or component design;  and

(c)          EU audit requests of Buyer

Article 13.            Intellectual Property Rights Indemnity

A.          This Article 13 shall apply solely with respect to all claims that the intellectual property rights of a third party are infringed by the manufacture, sale, offer for sale, or use of any item delivered by Contractor pursuant to this Contract.  For the sake of clarity, this applies to claims that Contractor Background IP or Contractor Foreground IP infringes the intellectual property rights of a third party.

B.            The Contractor hereby indemnifies and agrees to defend, at its own expense, any claim against Globalstar and to pay any royalties and other costs associated with the settlement of such claim and any damages and costs awarded as a result of any legal proceedings based on such claim.  This obligation shall be contingent upon Globalstar giving Contractor prompt written notice of such claim, all necessary authority to defend or settle the claim on its behalf and reasonable cooperation and assistance and such relevant information as is available to it.

C.             If, as a result of any claim to which this Article 13 applies, the manufacture or delivery of any item or service to be delivered or otherwise provided pursuant to this Contract is enjoined, or the sale or use of any item delivered under this Contract is enjoined after delivery, Contractor agrees to do the following in the order stated:

(1)         To use reasonable efforts, to include where necessary the payment of commercial royalty, to negotiate a license or other agreement with the claimant to resolve the alleged infringement; or

(2)         where applicable, to modify the item or substitute a suitable item so that the modified or substituted item is not subject to the enjoinment; or if (1) and (2) cannot be effected by Contractor’s reasonable and diligent efforts,

(3)          repurchase enjoined items at their then current value of Globalstar’s audited accounts.

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D.           The Contractor agrees that the provisions of this Article 13 shall apply to any item modified by Contractor pursuant to this Article 13.C(2).

E.             Notwithstanding the above, Contractor will not be liable for any such indemnity and defense obligations for infringement claims arising from (i) Contractor’s compliance with Globalstar’s designs, requirements or specifications, where such designs, requirements or specifications form the basis for the infringement claim (as opposed to an infringement claim arising primarily from Contractor’s chosen implementation), or (ii) use of any non-infringing item provided by Contractor in combination with products not supplied by Contractor, or (iii) the modification by Globalstar or a third party of any item provided by Contractor (excluding a modification made by or on behalf of Contractor), where the infringement claim would have been avoided but for such modification, or (iv) infringement of Intellectual Property Rights owned or controlled by Qualcomm, Inc. (such claims being collectively referred to herein as “Other Claims”).  Globalstar will indemnify Contractor from any and all damages and costs (including settlement costs) finally awarded or agreed upon for infringement of any United States patent or copyright in any lawsuit resulting from Other Claims, and for reasonable expenses incurred by Contractor in defense of such lawsuit if Globalstar does not undertake the defense thereof.

F.             This indemnity is in lieu of any other liability, whether or not based on indemnity or warranty, express or implied, with respect to intellectual property claims.

Article 14.            Indemnification and Insurance

A.          Contractor shall indemnify and hold harmless Globalstar, and its subsidiaries and affiliates, and its subcontractors (if any), their respective officers, employees, agents, servants and assignees, or any of them (collectively “Globalstar Indemnitees”), from any direct or indirect loss, damage, liability and expense (including reasonable attorneys fees), on account of loss or damage to property and injuries, including death, to all persons, including but not limited to employees or agents of Contractor, its subcontractors and the Globalstar Indemnitees, and to all other persons, arising from any occurrence caused by any negligent act or omission or willful misconduct of Contractor, the subcontractors or any of them.

(1)  At Contractor’s expense, Contractor shall defend any suits or other proceedings brought against the Globalstar Indemnitees on account thereof, and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against them, or any of them, in connection therewith.

(2)  Contractor shall have the right to settle any claim or litigation against which it indemnifies hereunder.  Further, the Globalstar Indemnitees shall provide to Contractor such reasonable cooperation and assistance as Contractor may request to perform its obligations hereunder.

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B.             Globalstar shall indemnify and hold harmless Contractor, and its subsidiaries and affiliates, its Subcontractors, their respective officers, employees, agents, servants and assignees, or any of them (collectively “Contractor Indemnitees”), from any direct or indirect loss, damage (including damage to property and injuries, including death), liability and expense (including reasonable attorneys fees) incurred by any third party (including employees or agents of Globalstar and Contractor Indemnitees) and arising from any occurrence caused by any negligent act or omission or willful misconduct of Globalstar, its officers, employees, agents, consultants, servants and assignees.

(1)  In addition, Globalstar shall waive any claim against and shall indemnify and hold harmless Contractor Indemnitees from any direct or indirect loss, damage (including damage to property and injuries, including death), liability and expense incurred by any third party and arising from use, operation or performance of the deliverable items after Final Acceptance, including as a result of modification or improvements made by Globalstar.

(2)  Globalstar shall, at Globalstar’s expense, defend any suits brought against the Contractor Indemnitees referred to above and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against them, or any of them, in connection therewith.  Globalstar shall have the right to settle any claim or litigation against which it indemnifies hereunder.  Further, the Contractor Indemnitees shall provide to Globalstar such reasonable cooperation and assistance as Globalstar may request to perform its obligations hereunder.

C.            Contractor shall, at its own expense, provide and maintain insurance which shall cover all Work in Process (including all Globalstar’s property while in Contractor’s custody) against physical loss or damage on an “all risks” property insurance basis, including coverage for the perils of flood or earthquake while in or about Contractor’s and its subcontractors’ premises, while at other premises which may be used or operated by Contractor for construction purposes.

(1)  The amount of insurance shall be sufficient to cover the full replacement value of all Work. Upon request by Globalstar, Contractor will provide certificate of insurance to Globalstar.  Additionally, Contractor will add Globalstar as an additional insured under the All Risks insurance as far as Globalstar’s interests may appear.

(2)  The insurance may be issued with deductibles, which are consistent with Contractor’s current insurance policies.  The amount of any loss up to the value of the deductible level, or not otherwise covered by the insurance, shall be borne by Contractor.

In addition, Contractor shall, at its own expense, provide and maintain a Commercial General Liability Insurance Policy (“CGL Policy”) which shall cover property damage and injuries, including death, caused to third parties.  Upon written request by Globalstar, Contractor will provide a certificate of insurance to Globalstar.  Contractor shall use its reasonable best efforts to add Globalstar as additional insured under such CGL Policy.

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Article 15.            Globalstar-Furnished Property and Facilities

A.          With respect to all equipment or other property furnished to Contractor by Globalstar pursuant to Exhibit A hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications, the following terms and conditions shall apply:

(1)         The Contractor shall exercise all reasonable care to ensure that such property is suitable for the purpose intended in connection with the performance of the Work under this Contract.  If Contractor is not so satisfied, it shall give Globalstar written notice to that effect as soon as possible.

(2)         The Contractor shall ensure that such property is used solely in the performance of this Contract.

(3)         Title to such property shall at all times remain with Globalstar, and Contractor shall ensure that no claim, lien, pledge, mortgage, security interest, or other encumbrance attaches to such property as a result of any act or omission of Contractor or its subcontractors.

(4)         The Contractor shall return such property to Globalstar when it is no longer required in connection with the performance of any Work under this Contract, or in the event of termination of this Contract.  The costs associated with returning the property shall be borne by Globalstar.

(5)         The Contractor shall bear the risk of loss of or damage to such property from the time that it arrives on the premises of Contractor or any of its subcontractors and for so long as it remains in their custody, save for any loss or damage caused by Globalstar or its agents or representatives.  When the property is returned to Globalstar pursuant to Paragraph A(4) of this Article 15, the risk of loss or damage while in transit shall be borne by Globalstar.

B.            With respect to any facilities provided by Globalstar or any of its other contractors pursuant to Exhibit A hereto, entitled Statement of Work and Exhibit B hereto, entitled Technical Specifications, whether for installation of the items to be delivered by Contractor under this Contract or for any other purpose, Contractor shall exercise all reasonable care to ensure that such facilities are suitable for the purpose intended.

Article 16.            Confidentiality

A.           Each Party shall during the term of this Contract and for a period of five (5) years thereafter, keep secret and confidential all know-how or other business, technical or commercial information, in connection with this Contract disclosed to it by the

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other Party or otherwise belonging to the other Party (and shall ensure that any employees or subcontractors are similarly bound) and shall not disclose the same to any person save to the extent necessary to perform its obligations in accordance with the terms of this Contract.  All such information shall be identified as confidential at the time it is so supplied or shall be such that should reasonably have been understood by the receiving Party (based on the circumstances of disclosure or the nature of the information itself) to be proprietary and confidential to the disclosing Party.  For the sake of clarity, each Party shall have the right to use, duplicate and disclose, as permitted under this Article, the other Party’s confidential information as required to fulfill the Party’s requirements under this Contract, subject to the nondisclosure and use restrictions provided herein.

B.            Article 11 hereto, entitled Intellectual Property Rights shall take precedence over the provisions of this Article to the extent that there is any inconsistency.

C.             The foregoing provisions of this Article shall not apply to know-how and information which:

(1)          is or becomes public knowledge without breach of this Contract;

(2)          is already known to the receiving Party at the time of its disclosure by the disclosing Party and was not otherwise acquired by the receiving Party from the disclosing Party under any obligations of confidence;

(3)          is independently developed by Contractor or Globalstar, which fact can be shown by competent evidence; or

(4)          Globalstar or Contractor is compelled by legal process or government regulation or order to disclose, provided that the disclosing Party is given prompt notice of any proposed release of information under this sub-clause and that the disclosing Party be given ample opportunity to engage in legal action to resist and/or restrict any such disclosure.

Article 17.            Public Release of Information

A.           During the term of this Contract, neither Party, nor its affiliates, subcontractors, employees, agents and consultants, shall release items of publicity of any kind including, without limitation, news releases, articles, brochures, advertisements, prepared speeches, company reports or other information releases related to the Work performed hereunder, including the denial or confirmation thereof, without the other Party’s prior written consent.

B.             Nothing contained herein shall be deemed to prohibit either Party from disclosing this Contract, in whole or in part, or information relating thereto (i) as may be required by the rules and regulations of a government agency with jurisdiction over the disclosing Party or a stock exchange on which the disclosing Party’s shares are

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then listed, (ii) as may be required by a subpoena or other legal process (iii) in any action to enforce its rights under this Agreement, (iv) to its lenders under appropriate assurances of confidentiality for the benefit of the disclosing Party or (v) to its auditors, attorneys and other professional advisors in the ordinary course, provided that such auditors, attorney and advisors have contractual or professional obligations to maintain the confidentiality of the disclosed material.  The disclosing Party shall use reasonable commercial efforts to disclose only such information as it believes in good faith it is legally required to disclose pursuant to clauses (i) or (ii), above, and will seek, to the extent reasonably available under applicable rules, to obtain confidential treatment for any information either Party reasonably considers trade secrets and that is required to be disclosed.  To the extent practicable, the disclosing Party shall provide the other Party with a reasonable opportunity in advance of disclosure to request redactions or deletions of specific terms and provisions of the Contract and shall accommodate those requests to the extent reasonably consistent with applicable confidential treatment rules.

C.             Within a reasonable time prior to a proposed issuance of news releases, articles, brochures, advertisements, prepared speeches, and other such information releases concerning the Work performed hereunder, the Party desiring to release such information shall  request the written approval of the other Party concerning the content and timing of such releases.  The Parties anticipate the issuance of press releases in connection with the execution of the Contract, which press releases shall be subject to approval by both Parties prior to release.

Article 18.            Termination for Cause

A.           Either Party shall have the right to terminate this Contract, in whole or in part, by notice (the “Termination Notice”) in writing to the other Party in the event that:

(1)         the other Party defaults in the performance  of any of its material obligations hereunder and (in the case of a remediable breach) fails to make significant progress in resolving same within sixty (60) working days (the “Cure Period”) of being requested by written notice (the “Default Notice”) to do so; or

(2)         the other Party becomes insolvent or the subject of proceedings under any law relating to bankruptcy or the relief of debtors or admits its inability to pay its debts as they become due.

The Termination Notice will be effective immediately without further period for cure.

In the event Globalstar terminates Contractor pursuant to this Article prior to completion of Preliminary Design Review, then, on demand from Globalstar, Contractor will refund all payments pertinent to the terminated Work made by Globalstar less any liquidated damages (if applicable) pertinent to the terminated Work paid by Contractor.  Contractor shall make this refund within thirty (30) days of receipt of Globalstar’s Termination Notice.  Such refund shall be Globalstar’s sole and exclusive remedy for such termination.

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Alternatively to the above paragraph or if such termination for cause occurs after completion of Preliminary Design Review, upon payment by Globalstar to Contractor of all amounts owing up to the date of the Termination Notice Globalstar may elect to take over the completion of the terminated work either itself or via a third party in which case Contractor shall be liable for any reasonable cover costs for such work.  Under this scenario, Contractor shall promptly provide to Globalstar access and custody to the work in process, the applicable templates and other information related to Contractor Foreground IP and all the License Rights granted by Contractor under Article 11 hereof, entitled Intellectual Property Rights, necessary for Globalstar to proceed under this scenario.  In addition, Contractor shall provide up to twelve (12) months of termination assistance to Globalstar or its designee at Globalstar’s request and reasonable expense (not to exceed Contractor’s time and materials rate specified in Exhibit C hereto).

B.             If Globalstar issues a Termination Notice to Contractor pursuant to this Article 18 and it is subsequently determined that Contractor was not in breach, the rights and obligations of the Parties shall be the same as if Globalstar had terminated for convenience pursuant to Article 19 hereof, entitled Termination for Convenience, unless the Parties mutually agree to reinstate the Contract.

Article 19.            Termination for Convenience/Stop Work Orders

A.           Globalstar may terminate this Contract, in whole or in part, for Globalstar’s convenience, at any time prior to completion, upon thirty (30) days written notice to the Contractor.  In such case, Contractor shall immediately stop Work as directed in the termination notice and make its reasonable best efforts to mitigate costs.

B.             In the event of such termination by Globalstar, the termination charges shall be determined by good faith negotiations between Globalstar and Contractor or, if agreement cannot be reached, pursuant to Article 24 hereof, entitled Dispute Resolution.  In making such determination, the following principles shall be applied:

(1)          The total termination charges shall not exceed the sum of:

(a)          Direct and indirect costs (including overhead but excluding any profit element) reasonably incurred by Contractor in connection with the performance of the Work prior to termination, other than those costs referred to in Paragraph B(1)(c) of this Article 19.  Such costs shall be determined [*].

(b)         A profit element representing [*] of the costs in Paragraph B(1)(a), of this Article 19.

(c)          Reasonable costs incurred by Contractor in settlement with subcontractors and suppliers as a result of Globalstar’s termination.  With respect to any proposed

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settlement involving an amount in excess of [*], Contractor shall advise Globalstar, and shall not enter into any binding settlement until Globalstar has approved the proposal, or until thirty (30) days have elapsed from the date when such advice was furnished to Globalstar, whichever first occurs.

C.            The termination charges determined pursuant to Paragraph B of this Article 19 shall be reduced by the following:

(1)          Any amounts previously paid by Globalstar to Contractor with respect to the performance of the Work prior to termination.  To the extent such amounts previously paid by Globalstar exceed the termination charges due, Contractor shall refund the difference to Globalstar.

(2)          Amounts representing the resale, reuse, or salvage value to Contractor, or to its subcontractors and suppliers, of items that Globalstar has not taken possession of.

D.           In no event will the calculation of charges exceed the total Contract Value or conflict with the terms of this Contract with respect to adjustments.

E.             Title to items that Globalstar has taken possession of shall transfer to Globalstar after payment.

F.             Stop Work Orders

(1)         Globalstar may, at any time, upon reasonable prior written notice to Contractor (“the Stop Work Order”), direct Contractor to suspend performance of the Work for a maximum cumulative duration of six (6) months and with a maximum number of suspensions of two (2).  Said Stop Work Order shall specify the date of suspension and the estimated duration of the suspension.  Upon receiving any such Stop Work Order, Contractor shall promptly suspend further performance of the Work to the extent specified, and during the period of such suspension shall properly care for and protect all Work in Process and materials, supplies, and equipment Contractor has on hand for performance of the Work.

(2)         Globalstar may, at any time during the stop Work, either (a) direct Contractor to resume performance of the Work by written notice to Contractor, and Contractor shall resume diligent performance of the Work, provided that (x) the Delivery Schedule is adjusted to reflect the stop Work and the time required by Contractor to recommence performance, (y) other affected provisions of the Contract shall be adjusted, and (z) Contractor is compensated for its Work stoppage costs as defined in Article 19F(3) below; or (b) terminate the Contract for convenience in accordance with the foregoing provisions of this Article 19 in which case the costs incurred by Contractor and its subcontractors as a result of the stop Work as defined below shall be added to the termination charges to be paid pursuant to the foregoing provisions of this Article 19.

(3)        The Contract Value shall be equitably adjusted to compensate Contractor for actual costs reasonably incurred by Contractor or its subcontractors as a result of such

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suspension and resumption of Work plus a markup of [*].  Contractor shall invoice Globalstar for such costs, and Globalstar shall pay such invoice within thirty (30) Days from the date of invoice.  Invoices will not be issued more frequently than one (1) per month during a stop Work.  If after a period of 6 months from receipt of a Stop Work Order, Globalstar does not direct Contractor to resume Work, Globalstar shall be deemed to have terminated the Contract for convenience under the foregoing provisions of this Article 19 and the applicable termination charges shall apply.

Article 20.            Excusable Delay

Contractor will be excused for delays or interruptions in the provision of Work and shall have no liability as a result thereof when such delays or interruptions (i) are caused by Globalstar, or (ii) are otherwise beyond the reasonable control of Contractor, including but not limited to war (whether or not actually declared), sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of a public enemy, failure of or delay in transportation, any governmental act, judicial action, labor dispute, shortage of labor, fuel raw material or machinery, fire, accident, explosion, epidemic, quarantine, storm, flood, earthquake, or other Acts of God (“Force Majeure”).  The Parties specifically agree that rain, snow or other ordinary weather conditions (excluding tornadoes, hurricanes, and other major storms) do not constitute Force Majeure conditions.  If any such contingency occurs, Contractor may allocate resources among Contractor’ customers as it deems appropriate and the delivery requirements of this Agreement will be amended accordingly.

Article 21.            NOT USED.

Article 22.            Governmental Authorizations

A.           Gateway Licenses

Globalstar shall be responsible for obtaining and complying with all national authorizations or licenses as may be required to introduce the RAN in its Gateways.  This includes, but is not limited to, obtaining and maintaining any license, permits, and/or other authorizations of any kind required for installation, maintenance, testing, or operation of the Work, or any portion thereof, including services related thereto. Globalstar shall pay all costs of such licenses, permits and authorizations and all costs and expenses incurred in obtaining and maintaining them. Globalstar’s obligation to pay Contractor shall not in any manner be waived by delay or failure to secure or renew, or by the cancellation of, any required licenses, permits or authorizations.

B.             Export Control Regulations

(1)          It is expressly agreed that the execution of this Contract and the subsequent delivery of the Contractor deliverables will be subject to all applicable export controls imposed or administered by the U. S. Government including but not limited to the export of equipment, software and technical data (including services).  The Parties

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shall comply with all applicable U.S. export control laws and regulations and with all applicable administrative acts of the U.S. Government pursuant to such laws and regulations.

(2)          Performance by Contractor under this Contract is subject to appropriate authorization by the U.S. Government as may be required, including receipt and continued effectiveness of any export privileges/licenses.

(3)          For work in the U.S. involving U.S. persons (defined as U.S. citizens and U.S. lawful permanent residents), export licenses or other export authorizations will not be required.

(4)          Contractor shall submit requests for commodity classifications for the RAN and UT Subsystem hardware, software, firmware, technical data and encryption algorithms as may be required under the Export Administration Regulations (“EAR”) of the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”).  As applicable, Contractor shall submit requests for authorization to use license exceptions.  Globalstar shall cooperate with Contractor to obtain such commodity classifications and authorizations, including providing Contractor with any required information in Globalstar’s possession.  Contractor agrees to provide copies of such requests and the formal determination (including, as applicable, identification of all Export Classification Control Numbers (“ECCNs”) and all cases of No License Required (“NLR”) and License Exception) of BIS to Globalstar.  Once BIS has issued a formal determination, any use of such classifications and/or license exceptions by Globalstar shall be without recourse to Contractor, and shall be at Globalstar’s own risk.  Contractor assumes no liability for any damages whether direct, consequential, incidental, or otherwise, that may be suffered by Globalstar as a result of Globalstar’s using or relying upon such classifications or license exceptions for any purpose whatsoever.

(5)          If any Contractor deliverable technical data or software contains export-controlled encryption algorithms or other export controlled technology, Contractor will so notify Globalstar by affixing a proper and prominent legend reflecting same on the medium containing such technical data or software (e.g., CD-ROM or document).  Any such deliverable will be delivered by Contractor only directly to Globalstar, notwithstanding any other delivery requirements in this Contract.

(6)          To the extent a U.S. export license is required for RAN and UT Subsystem hardware, software, firmware, or technical data deliverables, Hughes will apply for the required U.S. export license and will export such deliverables in accordance with the export license as approved by BIS.

(7)          Globalstar agrees and acknowledges that Contractor will not supply either directly or indirectly through third party sales channels or otherwise, any equipment or services (i) to any Non-US military organization or intelligence organization; (ii) which will be used for any military or intelligence applications, whether pursuant to a dual civilian/military or intelligence application or otherwise; or (iii) which will otherwise

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be located on or used in support of any military or intelligence installation or base.  Globalstar further agrees and acknowledges that such prohibition shall apply to any purchase and sale or resale of Contractor supplied goods (including third party goods), Contractor supplied information or Contractor equipment or services under this or any other agreement that Contractor may enter into with Globalstar in the future.  Globalstar agrees to inform Contractor in the event that Globalstar becomes aware that the supply or delivery of Contractor equipment by Contractor, Globalstar or any third party would be in contravention of the aforementioned prohibition.  In the event that Contractor has reason to believe that any of the foregoing prohibitions have not been fully complied with, Contractor may immediately terminate this Contract, or any other agreement or contract it has entered into with Globalstar without penalty or cost.  Contractor shall additionally require a similar prohibition to be clearly set forth in any contract or agreement which the Parties may enter into now or in the future.  Notwithstanding the foregoing, Globalstar is not prohibited from using Contractor supplied products, services, and data to provide telecommunication services (including telephone and internet access) to any of its users/end customers of any type.

(8)          Notwithstanding any other provision of this Contract, Globalstar shall not use, distribute, transfer or transmit any products, software or technical data (even if incorporated into other products) provided to it by Contractor under this Contract except in compliance with all applicable export laws and regulations.  Globalstar shall not, directly or indirectly export or re-export the following items to any country without the appropriate export authorization, as specified in the applicable export laws: (a) software or technical data disclosed or provided to Globalstar by Contractor or (b) the direct product of such software or technical data.  The obligations stated herein shall survive the expiration, cancellation or termination of this Contract or any other related agreement/contract.

Article 23.            Applicable Law

This Contract shall be governed by and interpreted according to the laws of the state of New York, excluding the choice of laws rules thereof.

Article 24.            Dispute Resolution

A.           Negotiation

The Parties shall attempt to resolve any dispute, controversy or difference that may arise between them through good faith negotiations.  In the event the Parties fail to reach resolution of such dispute within sixty (60) days of entering into negotiations, either Party may refer such dispute to arbitration pursuant to the provisions of Section B, below.  Notwithstanding the foregoing, the Parties may elect to waive applicability of this section if:

(1)          Both Parties agree in writing that the nature of their dispute is such that it cannot be resolved through negotiations; or

(2)          if a Party shall suffer irrevocable harm by such delay.

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B.            Arbitration

All disputes relating to this Contract shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and the Supplementary Procedures for Large, Complex Disputes (“AAA Rules”) in effect at the time of arbitration.  The arbitration shall be in accordance with the following guidelines except to the extent the Parties to arbitration shall agree otherwise:

(1)              The place of arbitration shall be Washington, D.C., U.S.A.  To the extent the AAA Rules are not applicable, or are insufficient to fully resolve any dispute under this Contract, the arbitrator shall apply Maryland law to the extent necessary to resolve any dispute.

(2)              The arbitration shall be conducted by one arbitrator.  If the Parties fail to mutually agree on an arbitrator within sixty (60) days of the commencement of the arbitration, any Party may refer such selection to the AAA.

(3)              The proceeding shall be conducted and transcribed in English.  Any document submitted in a language other than English shall be accompanied by an English translation.

(4)              All testimony and evidence related to confidential information or trade secrets shall be safeguarded and maintained as confidential, with access to such evidence to be only on a need-to-know basis and subject to all reasonable precautions so as not to jeopardize the confidential information of any Party.

(5)              The Parties hereby accept jurisdiction of the arbitrator over the Parties and over the subject matter of the dispute.

(6)              The arbitration award shall be binding and any court having jurisdiction over the Parties or their assets may enforce judgment upon the arbitration award.

(7)              The arbitrator shall award the prevailing party its attorneys’ fees and costs, arbitration administrative fees, panel member fees and costs, and any other costs associated with the arbitration.

(8)              The parties agree that notification of any proceedings, reports, communications or any other document shall be sent as set forth in Article 28 of this Contract.

(9)              The arbitrator may only award damages as provided for under the terms of this Contract and in no event may punitive or special damages be awarded.

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(10)        The arbitrator shall have the exclusive right to determine the arbitrability of any disputes.

(11)        In the event of any conflict between the AAA Rules and any provision of this Contract, this Contract shall prevail.

C.            Continuation of Performance

During the arbitration, the Parties shall continue to perform their obligations under this Contract to the extent such performance is not precluded by the subject matter of the dispute.

Article 25.            Changes

A.          At any time during this Contract, Globalstar may request changes in the Work, so long as such changes are within the general scope of the Contract.  The Contractor may also propose changes for consideration by Globalstar.

B.            A change request from Globalstar must be identified as such, must be made or confirmed in writing, and must be signed by the responsible officer identified in Article 28 hereof, entitled Communication and Authority.  If any other conduct by the responsible officer or any other representative of Globalstar is construed by Contractor as possibly constituting a change request or an interpretation of the Contract requirements inconsistent with Contractor’s understanding of those requirements, Contractor shall promptly notify Globalstar and request clarification.

C.            Within thirty (30) days after receiving a change request from Globalstar, Contractor shall submit to Globalstar a written contract change notice in accordance with the requirements of Paragraph D of this Article.  On a case-by-case basis, Contractor may request a longer period to prepare the contract change notice.  Globalstar shall not unreasonably withhold its consent to a request for such a longer period, taking into account the nature of the change request, but Globalstar may also take into account the impact of such an extension on the performance schedule.

D.           Whether submitted in response to a change request initiated by Globalstar, or initiated by Contractor, the contract change notice shall itemize, in a reasonable format specified by Globalstar, any impact that the change would have on the technical requirements, price, performance schedule, or other terms and conditions of this Contract.  Where appropriate, the contract change notice shall also suggest any revised language for the Contract, including any of its Exhibits, that would be necessary to implement the change.

E.             Any claim by Contractor for adjustment of the technical requirements, price, performance schedule, or other terms and conditions of this Contract, attributable to a change, shall be deemed waived unless asserted in the contract change notice.

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F.             If the cost of any materials that would be made obsolete as a result of a change is included in Contractor’s claim for adjustment:

(1)         To the extent that such materials have resale, reuse, or salvage value to Contractor or its subcontractors or suppliers, Globalstar shall be entitled to a credit.

(2)         If such materials have no such resale, reuse, or salvage value, Globalstar shall have the right to prescribe their manner of disposition.

G.            After Globalstar receives a sufficiently detailed contract change notice, and after any negotiations with respect to the adjustments claimed by Contractor, the following outcomes are possible:

(1)         Globalstar may decide not to proceed with implementation of the change.

(2)         Globalstar may decide to implement the change, in which case:

(a)          If the Parties have reached agreement about the adjustments to be made in the Contract, Contractor shall proceed with implementation as agreed.

(b)         If the Parties are unable to reach such an agreement, the provisions of Article 24 hereof, entitled Dispute Resolution, shall apply.

(c)          Pending any negotiations and/or arbitration, Globalstar may direct Contractor to proceed with implementation of the change, subject to any adjustments subsequently agreed or awarded.

H.           Globalstar may also direct Contractor to proceed with implementation of a change prior to preparation of a complete contract change notice, subject to any adjustments subsequently agreed or awarded.

I.                Globalstar’s right to direct Contractor to proceed with implementation of a change pursuant to Paragraph G(2)(c) or H of this Article 25 shall be subject to Contractor’s ability to do so, taking into account the resources, facilities, supplies, and services available to it, and may also be subject to a stipulated financial limit.

Article 26.            Assignment of Contract

Each Party hereby agrees that it will not, without the prior written approval of the other Party (such approval not to be unreasonably withheld or unduly delayed), assign or delegate any of their rights, duties, and obligations under this Contract, except to a wholly-owned subsidiary of such Party (which assignment or delegation shall not relieve the assignor or delegator of liability).  In case of assignment by Globalstar, Globalstar shall demonstrate to Contractor’s satisfaction that its successor or assignee possesses the financial resources to fulfill Globalstar’s obligations under this Contract.  Upon such assignment, the assignee shall assume all rights and obligations

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of the assignor existing under this Contract at the time of such assignment.  This Article shall not preclude the granting of a security interest by a Party to a lender.

Article 27.            Key Personnel

A.           No later than KOR, Contractor shall identify the Key Personnel for the following positions to perform the services and staff the Work, working until successful completion of the Work performed hereunder (individually a “Key Person” and collectively the “Key Personnel”).

Position	Name
Principal RAN System Architect	TBD
Principal Radio Channel System (RCS) Architect	TBD
Principal Radio Network Control (RNC) Architect	TBD

B.            Key Personnel shall not be removed from performance of the Work under this Contract unless replaced with personnel of substantially equal qualifications and ability.  Globalstar shall have the right to review the qualifications of any proposed replacements.  If Globalstar deems, in its reasonable judgment, the proposed replacements to be unsuitable, Globalstar may require Contractor to offer alternative candidates.  Notwithstanding its role in reviewing Key Personnel and their replacements, Globalstar shall have no supervisory control over their performance and nothing in this Article shall relieve Contractor of any of its obligations under this Contract or of its responsibility for any acts or omissions of its personnel.

Article 28.            Communication and Authority

A.           [*] is assigned as Globalstar’s Program Manager with authority to issue technical direction within the scope of this Contract.  [*] is assigned as Contractor’s Program Manager with authority to accept such direction.  Notwithstanding Article 27(A), the foregoing Program Managers are authorized (i) to initial the Exhibits and any modifications thereto (except Exhibit C), and (ii) to execute the waivers of technical compliance with the specifications in the Exhibits.

B.            All contractual correspondence to Globalstar will be addressed to (with copy to the Program Manager):

[*]
Globalstar, Inc.
461 South Milpitas Blvd.
Milpitas, CA 95035
[*]

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All technical correspondence to Globalstar will be addressed to:

[*]

Globalstar, Inc.

461 South Milpitas Blvd.

Milpitas, CA  95035

[*]

All contractual correspondence to Contractor will be addressed to (with copy to the Program Manager):

[*]

Hughes Network Systems, LLC

11717 Exploration Lane

Germantown, MD  20876

[*]

All technical correspondence to Contractor will be addressed to:

[*]

Hughes Network Systems, LLC

11717 Exploration Lane

Germantown, MD  20876

[*]

C.             In a time critical situation, such as operational or technical matters requiring immediate attention, notice may be given by telephone.  Any notice given verbally will be confirmed in writing as soon as practicable thereafter in accordance with Article 28(D).

D.            Except as provided in Article 28(C), all notices, demands, reports, orders and requests hereunder by one Party to the other shall be in writing and deemed to be duly given on the same business day if sent by electronic means (i.e., electronic mail) or delivered by hand during the receiving Party’s regular business hours, or on the date of actual receipt if sent by pre-paid overnight, registered or certified mail.

E.             The Parties agree to cooperate in implementing the use of electronic signatures, provided that such use is consistent with applicable law.

Article 29.            Order of Precedence

Should any ambiguity or conflict arise between any Exhibit hereto and the Contract Articles of this document, such ambiguity or conflict shall be resolved by following order of precedence as set forth below:

Contract Articles of this document

Exhibit A Statement of Work

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

Contract for Radio Access Network (RAN) and User Terminal Subsystem

H37813 (3/08)

Exhibit B1 System Technical Specification

Exhibit B2 Gateway Technical Specification

Exhibit B3 User Terminal Subsystem Technical Specification

Exhibit C Pricing Schedule and Payment Plan

Exhibit D Hardware Warranty and Software Maintenance Services

Exhibit E Globalstar Patent Portfolio

Article 30.            Options

Globalstar shall have the unilateral right to exercise any option as set forth in Exhibit C hereto entitled Pricing Schedule and Payment Plan.  Globalstar may exercise such option by providing written notice to Contractor no later that the expiration of the Option Validity Period.  The option price is firm fixed-price for the duration of the Option Validity Period.  If an option is exercised or an order for an optional item is placed after the expiry of the Option Validity Period up to the 10th anniversary of EDC, the price for such item shall be subject to escalation to be capped at [*]  per annum.  Following the tenth (10th) anniversary of EDC the availability of any optional items hereunder will be subject to mutually agreed terms and conditions. Such exercised options or orders will be incorporated into the Contract through the written Contract Change Notice process set forth in Article 25 hereof.  Each Contract Change Notice shall include updates, as required, to the Exhibits A, B and C to the Contract.

For the sake of clarification, Globalstar shall have the option to extend the Hardware Warranty and Software Maintenance and Support Services as described in Exhibit D and consistent with Section 10 of Exhibit A on a year to year basis for up to an additional fifteen (15) years at the option prices as set forth in Exhibit C.  Globalstar shall deliver written notice of its election to implement such extensions not less than 90 days prior to the end of the applicable period being extended.  Payments for such extensions shall be invoiced quarterly starting at the beginning of the extension period with payment due in accordance with Article 7 hereof.

Article 31.            Limitation of Liability

A.           In any event and not withstanding anything contained within this Contract, Contractor’s liability in contract, tort (including negligence or breach of statutory duty) or otherwise arising by reason of, or in connection with, this Contract (except in relation to death or personal injury, intellectual property indemnity in accordance with Article 13 hereto, titled Intellectual Property Right Indemnity) shall be limited to the Contract Value in respect of any and all incidents arising in aggregate under this Contract.

B.             IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, COLLATERAL, PUNITIVE, EXEMPLARY, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOSS OF GOODWILL, LOSS OF PROFITS OR REVENUES, LOSS OF SAVING, LOSS OF USE, INTERRUPTIONS OF BUSINESS, AND CLAIMS OF CUSTOMERS) WHETHER SUCH DAMAGES OCCUR PRIOR OR SUBSEQUENT TO, OR ARE ALLEGED AS A RESULT OF, TORTIOUS CONDUCT OR BREACH OF ANY OF

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

Contract for Radio Access Network (RAN) and User Terminal Subsystem

H37813 (3/08)

THE PROVISIONS OF THIS CONTRACT, EVEN IF GLOBALSTAR OR CONTRACTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 32.            Entire Agreement

This Contract constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous correspondence, representations, proposals, negotiations, understandings, or agreements of the Parties, whether oral or written.  The Parties also hereby acknowledge that there are no collateral contracts between them with respect to the subject matter hereof. This Contract may be signed in counterparts and each original counterpart shall be deemed binding on each Party collectively and individually.

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY

Contract for Radio Access Network (RAN) and User Terminal Subsystem

H37813 (3/08)

IN WITNESS WHEREOF, the Parties hereto have signed this Contract in duplicate.

GLOBALSTAR, INC.	HUGHES NETWORK SYSTEMS, LLC

BY:	BY:
/s/ Anthony J. Navarra	/s/ Vinod Jain

Name: Anthony J. Navarra	Name: Vinod Jain

Title: President	Title: Assistant Vice President

Date: 14 May 2008	Date: 14 May 2008

HUGHES AND GLOBALSTAR CONFIDENTIAL AND PROPRIETARY